COLUMBUS McKINNON CORPORATION THRIFT 401(K) PLAN
                  AMENDMENT NO. 1 OF THE 1998 PLAN RESTATEMENT


            Columbus McKinnon Corporation (the "Corporation") hereby amends the Columbus McKinnon Corporation Thrift 401(K) Plan (the "Plan"), as amended and restated in its entirety effective April 1, 1998, as permitted under
Section 14.1 of the Plan, as follows:

      1. Section 3.3, entitled "Rollover Contributions", is amended effective January 1, 1999, by changing subsection 3.3(d) thereof to read as follows:

            (d) In-Service Distribution. Participant may, upon written request to the Committee, withdraw from his rollover account such amount as he shall specify. Such a withdrawal will be effective as of the first Valuation Date that occurs at least 15 days after his withdrawal request is filed.

      2. Section 10.4, entitled "Loans", is amended effective January 1, 1998 by changing the first sentence of such section (before subsection (a)) to read as follows:

      10.4 Loans. A Participant may borrow from his Salary reduction Contribution Account (but not from his Matching Contribution Account, Rollover Account or any other Account) in accordance with the rules set forth in this Section 10.4.

      3. New Schedule B, entitled "Special Rules for Acquired Employees", is added to the Plan effective September 1, 1998 and shall read as follows:

                Columbus McKinnon Corporation Thrift 401(k) Plan

               Schedule B -- Special Rules for Acquired Employees

SB.1 Certain Former Employees of Abell-Howe Company. Each Employee who is an Eligible Employee on September 1, 1998 and who was a nonunion employee of Abell-Howe Company when that entity was acquired by the Corporation in August 1998--

      (a) Special Participation Rule-- shall be eligible to become a Participant in the Plan on September 1, 1998 or, if later, on the first day of the month coinciding with or next following the expiration of 90 calendar days since the first day on which the Employee was entitled to payment for the performance of duties by Abell-Howe Company, and


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Columbus McKinnon Corporation Thrift 401(k) Plan
Page 2 of Amendment No. 1 of 1998 Restatement


      (b) Special Vesting Rule-- shall be credited with Years of Vesting Service calculated on the assumption that Hours of Service earned as an employee of Abell-Howe Company before September 1, 1998 were Hours of Service earned as an Employee of the Corporation.







            IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorized officer of the Corporation this 10th day of December, 1998.



                                          COLUMBUS McKINNON CORPORATION


                                      By: /s/ Robert L. Montgomery, Jr.
                                          -----------------------------

                                   Title: Executive Vice President
                                          -----------------------------